Exhibit 10.56

FIRST AMENDMENT TO 2011 LOAN AND SECURITY AGREEMENT

(Clean Coal Solutions)

THIS FIRST AMENDMENT TO 2010 LOAN AND SECURITY AGREEMENT (this “Amendment”) is made and dated as of March 7, 2012 (the “Effective Date”) by and between Clean Coal Solutions, LLC, a Colorado limited liability company (“Borrower”), and COBIZ BANK, a Colorado corporation dba Colorado Business Bank (“Bank”).

RECITALS

A. Borrower and Bank are parties to that certain Credit Agreement dated as of March 30, 201 I (as amended, restated, modified, extended, renewed, replaced, and supplemented from time to time, the “Credit Agreement”).

B. In accordance with Section 12.5 of the Credit Agreement, Borrower and Bank have agreed to enter into this Amendment to amend and supplement certain terms and conditions contained in the Credit Agreement.

C. Other than as defined in this Amendment, all capitalized terms used in this Amendment without definition shall have the meanings given to such terms in the Credit Agreement.

NOW THEREFORE, in consideration of the premises and of the mutual covenants contained in this Amendment, the parties hereto agree as follows:

1. Increase in Commitment. Bank has agreed to increase the commitment of Bank outstanding under the Credit Agreement by an amount of Three Million and No/100 Dollars ($3,000,000.00) (“Increased Commitment”).

2. Term of lncreased Commitment. The Increased Commitment permitted pursuant to this Amendment must be paid back to the Bank not later than May 1, 2012.

3. Evidence of Increased Commitment. The Increased Commitment shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the “Increased Commitment Note”).

4. Security for Increased Commitment. Borrower agrees to deposit with Bank, for Bank to hold as security for the Increased Commitment, the sum of Three Million and No/100 Dollars ($3,000,000.00). This deposit will be held by Bank in a money market account, paying interest at Bank’s normal rates. This deposit, and all interest earned thereon, is subject to all of the terms of the Loan Documents. Provided that the Increased Commitment is repaid to the Bank in accordance with the terms of the Increased Commitment Note, the funds in the money market account, and all interest earned thereon, shall be delivered to Borrower.

5. Fees. Borrower will pay Bank a fee of Five Thousand and no/00 dollars upon Borrower’s execution of this Amendment.

6. Section 5.2. Borrower reaffirms that Borrower is in compliance with Sections 5.2(b) and 5.2(c).

7. Costs. Borrower will pay Bank1s attorneys fees for preparation of this Amendment.

8. Miscellaneous.

(a)	The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

(b)	The terms and conditions of this Amendment shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

(c)	This Amendment may be executed in any number of counterparts, and by Bank and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Amendment.

(d)	Except as expressly modified by this Amendment, the Credit Agreement shall remain in full force and effect and shall be enforceable in accordance with its terms.

(e)	This Amendment, the Credit Agreement, and the other Loan Documents constitute the entire agreement and understanding between the pa1iies hereto with respect to the subject matter hereof and supersede all prior negotiations, understandings, and agreements between such parties with respect to such subject matter.

(f)	This Amendment, and the transactions evidenced hereby, shall be governed by, and construed under; the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the Uniform Commercial Code as in effect in the State of Colorado.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above set forth.

BORROWER: CLEAN COAL SOLUTIONS, LLC, a Colorado limited corporation

By:	/s/ W. Randall Dietrich
Name (Print)	W. Randall Dietrich
Title (Print)	Manager

LENDER:

COBIZ BANK, a Colorado Corporation dba Colorado Business Bank

By	/s/ Douglas L. Pogge
Douglas L. Pogge, Senior Vice President

Exhibit A

Form of

Increased Commitment Note

INCREASED COMMITMENT NOTE

Denver, Colorado

Principal Amount: $3,000,000.00

March 4, 2012

For value received, the undersigned, CLEAN COAL SOLUTIONS, LLC, a Colorado limited corporation (“Borrower”), hereby promises to pay to the order of COBIZ BANK, a Colorado corporation dba Colorado Business Bank (“Bani” ), the principal amount of Three Million and no/100 Dollars ($3,000,000.00) on or before May 1, 2012. Borrower also promises to pay interest on the amount outstanding hereunder, until all amounts outstanding hereunder are paid in full, at a rate of four and four-tenths percent (4.4%) per annum and in the manner provided in the Credit Agreement dated as of March 30,2011 between Borrower and Bank (as amended, restated, modified, extended, renewed, replaced, and supplemented from time to time, the “Credit Agreement”).

Both principal and interest are payable in lawful money of the United States of America and in immediately available funds to Bank at Bank's address as provided in the Credit Agreement.

This Increased Commitment Note is one of the Notes referred to in and is entitled to the benefits of the Credit Agreement. All capitalized terms used herein, but not defined herein are used as defined in the Credit Agreement.

This Increased Commitment Note is secured by a cash collateral account in the amount of Three Million and no/100 Dollars ($3,000,000.00) which is held by Bank.

The amounts due hereunder may be prepaid, in whole or in part, at any time.

If this Increased Commitment Note in not paid when due, Borrower agrees to pay, in addition to principal and interest, all costs of collection, including reasonable attorneys’ fees and legal expenses, whether or not legal proceedings are commenced. Banlc shall be entitled to all the rights and remedies set forth in the Credit Agreement and the other Loan Documents.

Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

THIS INCREASED COMMITMENT NOTE HAS BEEN DELIVERED AND ACCEPTED AT, AND SHALL BE DEEMED TO HAVE BEEN MADE AT, DENVER, COLORADO. THIS INCREASED COMMITMENT NOTE SHALL BE DEEMED TO BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF COLORADO (WITHOUT

REFERENCE TO THE COLORADO CONFLICTS OF LAW PRINCIPLES). BORROWER CONSENTS TO THE JURISDICTION AND VENUE OF THE DISTRICT COURT FOR THE DISTRICT OF COLORADO AND THE DISTRICT COURT FOR THE CITY AND COUNTY OF DENVER, COLORADO, IN THE EVENT OF ANY LITIGATION PERTAINING TO THE NEGOTIATION, EXECUTION, AND DELIVERY OF THIS INCREASED COMMITMENT NOTE, THE ENFORCEMENT OF ANY INDEBTEDNESS, LIABILITY, OBLIGATION, RIGHT OR REMEDY DESCRIBED HEREIN OR ANY CLAIM, DEFENSE, SETOFF OR COUNTERCLAIM IN CONNECTION HEREWITH.

AS A SPECIFICALLY BARGAINED INDUCEMENT FOR BANK TO MAKE THE LOAN EVIDENCED BY TI-IIS INCREASED COMMITMENT NOTE TO BORROWER, BORROWER HEREBY WAIVES ITS RIGHTS TO DEMAND A JURY TRIAL IN THE EVENT OF ANY LITIGATION PERTAINING TO THE NEGOTIATION, EXECUTION, AND DELIVERY OF THIS INCREASED COMMITMENT NOTE, THE ENFORCEMENT OF ANY OBLIGATION, RIGHT OR REMEDY DESCRIBED HEREIN, OR ANY CLAIM, DEFENSE, SETOFF OR COUNTERCLAIM IN CONNECTION HEREWITH

BORROWER: CLEAN COAL SOLUTIONS, LLC, a Colorado limited corporation

By:
Name (Print)
Title (Print)

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